UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7861 Woodland Center Blvd., Tampa, FL 33614
(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIH	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	PIHPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2019, 1347 Property Insurance Holdings, Inc. (the “Borrower”) entered into an Amended and Restated Loan Agreement and a related Amended and Restated Commercial Note (collectively, the “Amended and Restated Loan Agreement”) with Hancock Whitney Bank (the “Lender”), which increases the existing non-revolving line of credit by an additional $10.0 million (the “Line of Credit Increase”), resulting in an amended and restated non-revolving line of credit loan in the aggregate principal amount of up to $17.0 million. Immediately prior to the closing of the Asset Sale (as defined below), the Company drew $7.0 million under the line of credit, which was repaid to the Lender as of the closing of the Asset Sale.

The line of credit will expire, and the principal amount, together with all accrued interest, will be payable in a single payment due, on the earlier of (i) the closing of the transactions contemplated by the Equity Purchase Agreement (as hereinafter defined) or (ii) December 31, 2019 (the earliest of such dates, the “Maturity Date”). The Amended and Restated Loan Agreement provides for the Line of Credit Increase to be drawn in a single advance, at any time prior to the Maturity Date. Proceeds of borrowings under the Amended and Restated Loan Agreement may be used for providing short-term working capital to the Borrower’s subsidiaries and other general corporate purposes. The line of credit is secured by a collateral assignment of the Borrower’s right to receive cash proceeds under the Equity Purchase Agreement, dated February 25, 2019 (the “Equity Purchase Agreement”), by and among FedNat Holding Company, as Purchaser (“FedNat”), the Borrower, as Seller, and Maison Managers, Inc., Maison Insurance Company, and ClaimCor, LLC, subsidiaries of the Borrower (the “Subsidiaries”), pursuant to which the Borrower has agreed to sell the Subsidiaries to FedNat (the “Asset Sale”), pursuant to the terms and conditions thereof.

Borrowings under the Amended and Restated Loan Agreement will bear interest at a rate per annum equal to one-month ICE LIBOR (rounded up to the nearest one-eighth (1/8th) of one percent or rounded up to one-eighth (1/8th) of one percent if the reported one-month ICE LIBOR is less than zero) plus a margin of 3.000%. The initial interest rate is 4.875% per annum, to be adjusted on the first day of each calendar month. The Amended and Restated Loan Agreement also includes provisions relating to the potential discontinuation of LIBOR and replacement rate.

The Amended and Restated Loan Agreement contains certain restrictive covenants and provides for customary events of default with corresponding grace periods, as described in the Company’s Current Report on Form 8-K regarding the original Loan Agreement filed with the Securities and Exchange Commission on August 23, 2019.

The foregoing description of the Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Loan Agreement and related Amended and Restated Commercial Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Amended and Restated Loan Agreement, executed November 29, 2019, by and between Hancock Whitney Bank, as Lender, and 1347 Property Insurance Holdings, Inc., as Borrower.
10.2	Amended and Restated Commercial Note, executed November 29, 2019, by and between Hancock Whitney Bank, as Lender, and 1347 Property Insurance Holdings, Inc., as Borrower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2019

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Chief Financial Officer